                                                                    EXHIBIT 10.1

                                THIRD AMENDMENT
                                     TO THE
                          SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                               WEEKS REALTY, L.P.



     THIS THIRD AMENDMENT TO THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF WEEKS REALTY, L.P. is entered into as of the 31st day of January, 1997, by and among RODERICK M. DUNCAN, an individual resident of North Carolina, ANNE B. BROADDUS, an individual resident of Virginia, F. TIMOTHY NICHOLLS, an individual resident of North Carolina, JAMES F. MCCABE, an individual resident of Virginia and REGENCY FOREST LLC, a North Carolina limited liability company (Roderick M. Duncan, Anne B. Broaddus, F. Timothy Nicholls, James F. McCabe and Regency Forest LLC are collectively referred to hereafter as the "Contributors" and "Contributor" shall hereafter mean any one of the Contributors), WEEKS GP HOLDINGS, INC., a Georgia corporation (the "General Partner"), and WEEKS CORPORATION, a Georgia corporation (the "Company").

                                   RECITALS
                                   --------

     Weeks Realty, L.P. (the "Partnership") is a Georgia limited partnership authorized to do business in the State of North Carolina as Weeks Realty Limited Partnership. The General Partner is the sole general partner of the Partnership and is a wholly owned subsidiary of the Company. The partnership agreement of the Partnership is that certain Second Amended and Restated Agreement of Limited Partnership of Weeks Realty, L.P., dated as of October 30, 1996 (the "Partnership Agreement") as amended by the First Amendment to the Partnership Agreement dated November 1, 1996, and the Second Amendment to the Partnership Agreement dated December 31, 1996. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Partnership Agreement.

     Pursuant to the agreements and instruments listed or referred to on Exhibit A hereto (the ("Transaction Documents"), and the transactions effected by the Transaction Documents, effective as of the date hereof the Contributors have contributed, directly or indirectly, certain properties to the capital of the Partnership.

     Pursuant to the Partnership Agreement (including, without limitation, Section 9.3 and Section 15.7(b)(ii) thereof), the General Partner is authorized (without the consent of any Limited Partner) to admit additional Limited Partners to the Partnership for such Capital Contributions as are determined by the General Partner to be appropriate, and to amend the Partnership Agreement to reflect such admissions.

     The General Partner wishes to amend the Partnership Agreement as set forth herein to reflect the admission of the Contributors as Limited Partners of the Partnership, and the Contributors wish to enter into this Third Amendment to memorialize their agreement as to certain matters relating to their becoming Limited Partners of the Partnership.

                                   AGREEMENT
                                   ---------

     In consideration of the circumstances referred to in the Recitals, the consummation of the transactions effected pursuant to the Transaction Documents, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Admission.  The Contributors are hereby admitted to the Partnership as
          ---------
Limited Partners, effective as of the date hereof, and each of the Contributors hereby agrees to be bound by the Partnership Agreement, including, but not limited to, the transfer restrictions contained in Article IX thereof.

     2.   Capital Contributions.  The Contributors are agreed to have made, as
          ---------------------
of the date hereof, the Capital Contributions set forth on Exhibit B hereto. The agreed to gross fair market values of any property other than money contributed by each of the Contributors, which shall be such property's initial Gross Asset Value, are shown on Exhibit B.

     3.   Initial Partnership Units; Rights.
          ---------------------------------

          (a) The Partnership Units attributable to the Partnership Interests of the Contributors, effective upon their admission as Limited Partners at the date hereof, are as set forth on Exhibit B hereto, and the Partnership Agreement is hereby amended to reflect the Contributors' having such Partnership Units.

          (b) The Partnership does hereby grant to each of the Contributors, and each of them does hereby accept, the right, but not the obligation (herein such rights being sometimes referred to as the "Rights"), to require the Partnership to redeem all or a portion of the Partnership Units issued to them pursuant to the Transaction Documents, on the terms and subject to the conditions and restrictions contained in Exhibit D hereto. The Rights are governed solely by this Third Amendment and Exhibit D hereto, and none of the Contributors shall have any rights with respect to the "Rights" provided for in Section 11.1 and Exhibit B-1 to the Partnership Agreement. The Rights granted hereunder may be exercised by any one or more of the Contributors, on the terms and subject to the conditions and restrictions contained in Exhibit D hereto, upon delivery to the Partnership of a Conversion Exercise Notice, in the form of Schedule 1 attached to Exhibit D, which notice shall specify the Partnership Units with respect to which the Rights are being exercised. Once delivered, the Conversion Exercise Notice shall be irrevocable, subject to compliance by the General Partner and the Partnership with the terms of the Rights.

     4.   Restated Percentage Interests.  After giving effect to the admission
          -----------------------------
of the Contributors as Limited Partners at the date hereof, the Percentage Interests of all of the Partners have been revised and are as reflected on Exhibit C hereto, and the Partnership Agreement is hereby amended accordingly.

     5.   Proration of Distributions.  Notwithstanding any contrary provision of
          --------------------------
the Partnership Agreement, including, without limitation, Section 6.2 thereof, the Contributors agree that the distribution of Net Operating Cash Flow made for the calendar quarter ending March 31, 1997, by reason of each Capital Contribution made pursuant to the Transaction Documents shall be equal to the amount of Net Operating Cash Flow otherwise distributable with respect to such under the terms of the Partnership Agreement, multiplied by a fraction, the numerator of which is the number of calendar days beginning on the date hereof and the denominator of which is the total number of days in the calendar quarter ended March 31, 1997.

     6.   Representations and Warranties.
          ------------------------------

          (a) Contributors' Representations.  Each Contributor, severally and
              -----------------------------
     not jointly, hereby represents and warrants to the Partnership and the General Partner that (i) such Contributor is acquiring the Partnership Units for his or her own account and not with a view to, or for sale in connection with, the "distribution," as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), of any of the Partnership Units in violation of the Securities Act; (ii) such Contributor is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act; (iii) such Contributor understands that the Partnership Units have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the nature of the investment intent and the accuracy of such Contributor's representations as expressed herein; (iv) such Contributor has had an opportunity to discuss the Partnership's business, management and financial affairs with the Partnership's management and the opportunity to review the Partnership's financial records; (v) such Contributor understands and acknowledges that no public market now exists for any of the Partnership Units and that there can be no assurance that a public market will ever exist for the Partnership Units; and (vi) such Contributor has such knowledge and experience in financial and business matters that such Contributor is capable of evaluating the merits and risks of the purchase of the Partnership Units pursuant to this Agreement and of protecting the Contributor's interests in connection herewith.

          (b) No Liens.  Each Contributor, severally and not jointly, represents
              --------
     and warrants to the Partnership and the General Partner that at the date hereof none of the Partnership Units issued or issuable to him or her pursuant to the Transaction Documents, and none of the shares of Common Stock that may be acquired by him or her upon exercise of Rights, is subject to any Lien, other than the security interest created by paragraph 9 hereof.

          (c) Definition.  All of the representations, warranties, covenants and
              ----------
     agreements of each of the Contributors referred to in this paragraph 6 are referred to collectively as the "Representations and Warranties."

          (d) General Partner Representations.  The General Partner represents
              -------------------------------
     and warrants to each of the Contributors as follows:

               (i)  Organization.  The General Partner is duly incorporated,
                    ------------
          validly existing and in good standing under the laws of the State of Georgia.

               (ii)  Due Authorization; Binding Agreement.  The execution,
                     ------------------------------------
          delivery and performance of this Third Amendment by the General Partner have been duly and validly authorized by all necessary action of the General Partner and the Partnership. This Third Amendment has been duly executed and delivered by the General Partner and constitutes a legal, valid and binding obligation of the General

          Partner and the Partnership, enforceable against the General Partner and the Partnership in accordance with the terms hereof.

               (iii) Consents and Approvals.  No consent, waiver, approval or
                     ----------------------
          authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other Person is required to be made, obtained or given by the General Partner in connection with the execution, delivery and performance of this Third Amendment, other than consents, waivers, approvals or authorizations that have been obtained prior to the date hereof.

               (iv)  Partnership Units.  The Partnership Units  issued pursuant
                     -----------------
          to the Transaction Documents are duly authorized and, when issued in accordance with the Transaction Documents, will be duly issued, fully paid and nonassessable and will be unencumbered except for the security interest created by paragraph 9 hereof.

     7.   Survival of Representations and Warranties.  All of the
          ------------------------------------------
Representations and Warranties shall survive the consummation of the transactions contemplated by the Transaction Documents; provided, however, that no claim for a breach of any Representation or Warranty may be maintained by the Partnership or the General Partner unless the Partnership or the General Partner shall have delivered a written notice ("Notice of Breach") specifying the details of such claimed breach to the respective Contributor or before the third anniversary of the date hereof.

     8.   Indemnification.
          ---------------

          (a) Each of the Contributors indemnifies and holds harmless the Partnership and the General Partner against and from all liabilities, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses actually incurred) sustained or incurred by the Partnership or the General Partner as a result of or arising out of any inaccuracy in or breach of such Contributor's Representation or Warranty.

          (b) The Partnership and the General Partner shall not be entitled to indemnification hereunder unless a Notice of Breach has been delivered by the Partnership or the General Partner to the applicable Contributor.

          (c) If a claim for indemnification is asserted by the Partnership or the General Partner against a Contributor, such Contributor shall have the right, at his or her own expense, to participate in the defense of any claim, action or proceeding asserted against the Partnership or the General Partner that resulted in the claim for indemnification, and if such right is exercised, the parties shall cooperate in the defense of such action or proceeding.

          (d) Indemnification of the Partnership and the General Partner pursuant to this paragraph 8 and the remedies in respect thereof as set forth in paragraph 9 hereof shall be the exclusive remedy of the Partnership and the General Partner for any breach of any Representation or Warranty, and the only legal action that may be asserted against a Contributor under this paragraph 8 for breach of a Representation or Warranty shall be to pursue the remedies in respect thereof as set forth in paragraph 9 hereof.

     9.   Security and Remedies.
          ---------------------

          (a) Each of the Contributors hereby grants to the Partnership a lien upon and a continuing security interest in the Partnership Units issued to each of them pursuant to the Transaction Documents at the date hereof and the shares of Common Stock acquired by each of them upon exercise of Rights with respect to such Partnership Units (the "Collateral"), which shall be security for the indemnification obligations of each of the Contributors under paragraph 8 hereof. Except as otherwise provided in this Third Amendment, the indemnification obligations of each of the

     Contributors hereunder with respect to breaches of Representations and Warranties shall be payable out of such Contributor's entire Collateral; provided, however, that a Contributor may satisfy all or any part of such indemnification obligation of such Contributor in cash if such Contributor so elects. Any Transfer by a Contributor of his or her Collateral shall be subject to the lien and security interest granted hereby.

          (b) In the event the General Partner asserts that a Contributor has an indemnification obligation to the Partnership or the General Partner under paragraph 8 hereof, the General Partner shall deliver written notice (the "Indemnification Notice") to such Contributor describing in reasonable detail the circumstances giving rise to such obligation and the amount thereof. If, within thirty (30) days after the receipt of an Indemnification Notice, the Contributor delivers written notice to the General Partner indicating that the Contributor disputes the circumstances giving rise to or the amount of such claimed indemnification obligation, the General Partner may submit such matter for binding arbitration in accordance with the provisions of Article XIV of the Partnership Agreement by delivering a Demand Notice to the Contributor pursuant to such Article
     XIV. If, after receiving timely notice of a dispute hereunder from the Contributor, the General Partner fails to so submit the matter for arbitration within twenty (20) days after receipt of such notice from the Contributor, then the Contributor shall be relieved of the claimed indemnification obligation described in the Indemnification Notice. In the event the Contributor (i) receives an Indemnification Notice and fails to timely deliver notice to the General Partner of his or her dispute as to the indemnification obligation and fails to make payment within thirty (30) days after delivery of an Indemnification Notice or (ii) has an indemnification obligation to the Partnership or the General Partner under paragraph 8 hereof as determined pursuant to Article XIV of the Partnership Agreement, and does not satisfy such obligation within ten (10) days after the decision rendered in the arbitration, then, in either event, the Partnership shall have any and all remedies of a secured creditor under the Uniform Commercial Code, and, in addition thereto, at the election of the Partnership, the Partnership shall, to the extent permitted by law, be deemed, without the payment of any further consideration or the taking of any further action required by the Contributor, to have acquired from the Contributor such portion of the Collateral as shall be equal in value (based, in the case of Partnership Units, on the Current Per Share Market Price as computed as of the date immediately preceding such deemed acquisition of the number of shares of Common Stock for which such Partnership Units could be redeemed if the General Partner assumed the redemption obligation and elected to pay the Redemption Price (as defined in Exhibit D) in shares of Common Stock (assuming the ownership limits in the Articles of Incorporation would not prohibit the issuance of any such shares of Common Stock to the Contributor), and, in the case of shares of Common Stock, on the Current Per Share Common Stock Price computed as of the date immediately preceding such deemed acquisition) to the amount recoverable from the Contributor under paragraph 8 hereof. In the event the Partnership shall have acquired from a Contributor any Collateral pursuant to this paragraph 9, the General Partner shall deliver written notice to such Contributor within ten (10) days thereafter identifying the specific Collateral acquired and, if such Collateral consists of Partnership Units, the Percentage Interests of the Contributor following such acquisition. Unless and until the Partnership shall have acquired from a Contributor any Collateral pursuant to this paragraph 9, the Contributor shall retain all rights with respect to the Collateral not expressly limited herein or in the Partnership Agreement, including, without limitation, rights to distributions provided for in the Partnership Agreement and rights to dividends on shares of Common Stock. Each Contributor hereby agrees to take any and all actions and to execute and deliver any and all documents or instruments necessary to perfect the security interest created by this Third Amendment, including delivering the certificates representing the Partnership Units or shares of Common Stock to the General Partner.

     10.  Recourse.  Notwithstanding anything contained in this Third Amendment
          --------
or in the Partnership Agreement to the contrary, the recourse of the General Partner or the Partnership under paragraph 8 hereof with respect to breaches of Representations and Warranties of any Contributor shall not be limited to such Contributor's Collateral.

     11.  Restriction on Transfer.  In connection with the security interests
          -----------------------
granted by the Contributor under paragraph 9 hereof, each of the Contributors agrees that any shares of Common Stock and any portion of the Contributor's Partnership Interests included in the Collateral shall not be Transferred without the consent of the General Partner; provided, however, that each of the Contributors may Transfer all or any portion of such shares of Common Stock or Partnership Interests to an Affiliate of such person (so long as such Affiliate remains an Affiliate of such person), subject to the prior security interest granted in paragraph 9 hereof and to the restrictions contained in Article IX of the Partnership Agreement. Upon exercise of the Rights with respect to any Partnership Units included in a Contributor's Collateral, the Partnership, in perfection of the security interest herein granted, shall retain the certificate(s) representing the portion of the Common Stock issued upon such exercise that is included in such Collateral. If any portion of the Partnership Interests of a Contributor included in such Contributor's Collateral is represented by certificates, the Partnership shall retain such certificates in perfection of the security interest herein granted.

     12.  Miscellaneous.  This Amendment shall be governed by and construed in
          -------------
conformity with the laws of the State of Georgia. For the purposes of the notice provisions of the Partnership Agreement, the address of each of the Contributor is as set forth on the signature page hereof. Except as expressly amended hereby, the Partnership Agreement shall remain in full force and effect. This Third Amendment and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the parties, and their legal representatives, heirs, successors and permitted assigns.

     IN WITNESS WHEREOF, the parties have executed and delivered this Third Amendment as of the date first above written.

                              WEEKS REALTY, L.P., a Georgia limited
                              partnership authorized to do business in the State of North Carolina as Weeks Realty Limited Partnership

                              By:  Weeks GP Holdings, Inc., a Georgia
                                   corporation, its Sole General Partner

                              By: _______________________________________
                                  Name:
                                  Title:

                              CONTRIBUTORS:


                              ____________________________________
                              RODERICK M. DUNCAN

                              Address: 1104 Stonebridge Drive
                                        Durham, NC 27702


                              ____________________________________
                              ANNE B. BROADDUS

                              Address:  Rt. 1 Box 1033
                                        Kilmarnock, VA 22482-1033


                              ____________________________________
                              F. TIMOTHY NICHOLLS

                              Address:  P.O. Box 18237
                                        Raleigh, NC 27619


                              ____________________________________
                              JAMES F. MCCABE

                              Address:  P.O. Drawer 5287
                                        Charlottesville, VA 22905


                              REGENCY FOREST LLC


                              By:_________________________________
                                  Harold S. Lichtin, Manager

                                  Address:  1800 Perimeter Park Drive
                                            Ste. 200
                                            Morrisville, NC  27560

                              Solely to evidence its agreement to its
                              undertakings in Exhibit D hereto:

                              WEEKS CORPORATION

                              By:___________________________________

                                 Name:______________________________

                                 Title:_____________________________

                                                                       Exhibit A
                                                                       ---------


                             TRANSACTION DOCUMENTS

                                                                       Exhibit B
                                                                       ---------


CAPITAL CONTRIBUTION:
--------------------


Roderick M. Duncan Capital Contribution:  All assets, properties and businesses transferred from Roderick M. Duncan at
                                          January 31, 1997, to the Partnership
                                          pursuant to the Transaction Documents
                                          (as defined in the foregoing Third
                                          Amendment)

Anne B. Broaddus                          All assets, properties and businesses
Capital Contribution:                     transferred from Anne B. Broaddus at
                                          January 31, 1997, to the Partnership
                                          pursuant to the Transaction Documents
                                          (as defined in the foregoing Third
                                          Amendment)

F. Timothy Nicholls Capital Contribution: All assets, properties and businesses transferred from F. Timothy Nicholls
                                          at January 31, 1997, to the
                                          Partnership pursuant to the
                                          Transaction Documents (as defined in
                                          the foregoing Third Amendment)

James F. McCabe Capital Contribution:     All assets, properties and businesses
                                          transferred from James F. McCabe at
                                          January 31, 1997, to the Partnership
                                          pursuant to the Transaction Documents
                                          (as defined in the foregoing Third
                                          Amendment)

Regency Forest LLC:                       All assets, properties and businesses
                                          transferred from Regency Forest LLC at
                                          January 31, 1997, to the Partnership
                                          pursuant to the Transaction Documents
                                          (as defined in the foregoing Third
                                          Amendment)

GROSS FAIR MARKET VALUE OF PROPERTY CONTRIBUTIONS:
-------------------------------------------------


Gross Fair Market Value of all
property other than money included in
Roderick M. Duncan Contribution:                       $_______

Gross Fair Market Value of all
property other than money included in
Anne B. Broaddus Capital
Contribution:                                          $_______

Gross Fair Market Value of all
property other than money included in
F. Timothy Nicholls Capital Contribution:              $_______

Gross Fair Market Value of all
property other than money included in
James F. McCabe Capital Contribution:                  $_______

Gross Fair Market Value of all
property other than money included in
Regency Forest LLC Capital Contribution:               $_______

ALLOCATION OF PARTNERSHIP UNITS:
-------------------------------

     Contributor                        No. of Units
     -----------                        ------------
     Harold S. Lichtin                     17,141

     Marie Antoinette Robertson             5,756

     Roderick M. Duncan                     2,928

     Anne B. Broaddus                       1,561

     F. Timothy Nicholls                    1,757

     James F. McCabe                           39

     Perimeter Park West                   26,596

     Regency Forest LLC                    15,380

                                                                       Exhibit D
                                                                       ---------

                                  RIGHTS TERMS
                                  ------------

     The Rights granted by the Partnership to the Contributor (referred to in this Exhibit as "Limited Partners"), pursuant to paragraph 3(b) of the foregoing Third Amendment shall be subject to the following terms and conditions:

     1.   Definitions.  Capitalized terms used in this Exhibit without
          -----------
definition shall have the meanings given to them in the Partnership Agreement or the foregoing Third Amendment, as applicable, and the following terms and phrases shall, for purposes of this Exhibit D, the Partnership Agreement and the foregoing Third Amendment, have the meanings set forth below:

          "Cash Purchase Price" shall have the meaning set forth in Paragraph 4
           -------------------
hereof.

          "Closing Notice" shall mean the written notice to be given by the
           --------------
General Partner to the Exercising Partner(s) in response to the receipt by the General Partner of a Conversion Exercise Notice from such Exercising Partner(s). The form of the Closing Notice is attached hereto as Schedule 2.

          "Computation Date" shall mean the date on which a Conversion Exercise
          -----------------
Notice is delivered to the General Partner.

          "Conversion Exercise Notice" shall have the meaning set forth in
           --------------------------
Paragraph 2 hereof.

          "Conversion Factor" shall mean 100%, provided that such factor shall
           -----------------
be adjusted in accordance with the provisions of paragraph 10 hereof.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, or any successor statute.

          "Exercising Partners" shall have the meaning set forth in Paragraph 2
           -------------------
hereof.

          "Offered Partnership Units" shall mean the Partnership Units of the
           -------------------------
Exercising Partner(s) identified in a Conversion Exercise Notice that, pursuant to the exercise of Rights, must be redeemed by the Partnership or acquired by the General Partner and/or Weeks LP Holdings under the terms hereof.

          "Redemption Price" shall mean the Cash Purchase Price or the Stock
           ----------------
Purchase Price.

          "Rights" shall have the meaning set forth in paragraph 3(b) of the
           ------
foregoing Third Amendment.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
any successor statute.

          "Stock Purchase Price" shall have the meaning set forth in Paragraph 4
           --------------------
hereof.

     2.   Delivery of Conversion Exercise Notices.  Any one or more Limited
          ---------------------------------------
Partners ("Exercising Partners") may, subject to the limitations set forth herein, deliver to the General Partner written notice (the "Conversion Exercise Notice") pursuant to which such Exercising Partners elect to exercise the Rights. The form of Conversion Exercise Notice is attached hereto as Schedule 1.

     3.   Limitations on Exercise of Rights; Deemed Exercise.
          --------------------------------------------------

          (a) No Conversion Exercise Notice, with respect to any Unit (except for those Units described in the immediately following subparagraph (b)), may be delivered to the General Partner by a Limited Partner until the later of (i) the date which is the later of (A) one year following the issuance of the last Units which are issued with respect to the Development Properties or the Northern Telecom Properties or (B) the third anniversary of the date hereof, or (ii) the date on which either (A) there is a registration statement effective under the Securities Act with respect to the issuance of any shares of Common Stock that could be issued to such Limited Partner pursuant to such exercise of Rights and with respect to any resale by such Limited Partner of any of such shares of Common Stock, or
     (B) in the opinion of counsel to Weeks, shares of Common Stock that could be issued to such Limited Partner pursuant to such exercise of Rights may be issued without registration under the Securities Act.

          (b) With respect to Units issued in exchange for Perimeter Park West, Metro Center and Perimeter Park Land, no Conversion Exercise Notice may be delivered to the General Partner by a Limited Partner until the later of
     (i) the date which is the later of (A) one year following the closing date for the acquisition of such Perimeter Park West, Metro Center and Perimeter Park Land or (B) the expiration of the last lock-up period described in Paragraph 3(a)(i) above, or (ii) the date on which either (A) there is a registration statement effective under the Securities Act with respect to the issuance of any shares of Common Stock that could be issued to such Limited Partner pursuant to such exercise of Rights and with respect to any resale by such Limited Partner of any of such shares of Common Stock, or (B) in the opinion of counsel to Weeks, shares of Common Stock that could be issued to such Limited Partner pursuant to such exercise of Rights may be issued without registration under the Securities Act.

          (c) A Limited Partner may not exercise the Rights for less than one thousand (1,000) Partnership Units or, if such Limited Partner holds less than one thousand (1,000) Partnership Units, all of the Partnership Units held by such Limited Partner.

          (d) Neither the General Partner nor the Partnership shall have any obligation or authority to redeem or purchase Offered Partnership Units to the extent that issuance of shares of Common Stock in payment of the Stock Purchase Price for any part of the Offered Partnership Units would result
     (i) in the violation of the General Ownership Limit (as such term is defined in the Articles of Incorporation), (ii) would cause Weeks to fail the stock ownership test of Section 856(a)(6) of the Code, or (iii) would otherwise cause Weeks to fail to qualify as a REIT; provided that in any such case, the General Partner or the Partnership shall purchase for cash those offered Partnership Units which may not be redeemed with shares of Common Stock. Each Exercising Partner shall provide to the General Partner such information as the General Partner may request regarding such Exercising Partner's actual and constructive ownership of Common Stock (and of individuals, and entities related to such Exercising Partner) in order for the General Partner to determine, in its sole discretion, whether a purchase or redemption of the Offered Partnership Units for shares of Common Stock would result in a violation of such restrictions.

          (e) If, after complying with all applicable provisions of the Partnership Agreement, any Person with an ownership interest in any of the Contributor becomes the owner of any Partnership Units previously owned by the any of the Contributor, such Person may exercise the Rights granted with respect to such Partnership Units in accordance with the terms hereof.

     4.   Computation of Redemption Price/Form of Payment.  The Redemption Price
          -----------------------------------------------
payable by the Partnership to each Exercising Partner for the Offered Partnership Units shall be payable, at the election of the General Partner, by the delivery by the Partnership of the Redemption Price. Notwithstanding the foregoing, at the election of the General Partner, the Redemption Price may be the Stock Purchase Price for part of the Offered Partnership Units and the Cash Purchase Price for the remainder of the Offered Partnership Units. The "Stock Purchase Price" shall mean the number of shares of Common Stock equal to the product, expressed as a whole number, of (i) the number of Offered Partnership Units, multiplied by (ii) the Conversion Factor. The "Cash Purchase Price" shall mean an amount of cash (in immediately available funds) equal to (i) the number of shares of Common Stock that would be issued to the Exercising Partner if the Stock Purchase Price were paid for such Offered Partnership Units, multiplied by (ii) the Current Per Share Market Price computed as of the Computation Date. To the extent the Partnership elects to pay the Stock Purchase Price, it shall obtain the necessary shares of Common Stock in exchange for the issuance of additional Partnership Interests to the General Partner, Weeks LP Holdings, or any combination thereof, as determined by the General Partner in its sole discretion, and the General Partner and/or Weeks LP Holdings shall obtain the necessary shares of Common Stock in exchange for the issuance of additional capital stock to Weeks.

     5.   Closing; Delivery of Closing Notice.  The closing of the redemption of
          -----------------------------------
Offered Partnership Units shall, unless otherwise mutually agreed, be held at the principal office of the Partnership, as follows:

          (a)  Within ten (10) days after the receipt by the Partnership of the
     Conversion   Exercise Notice, the Partnership shall deliver a Closing
     Notice to the Exercising Partner(s). The Closing Notice shall state a date for the closing of the redemption of the Offered Partnership Units, which date shall not be later than the later of (i) twenty (20) days after the receipt by the Partnership of the Conversion Exercise Notice (forty-five
     (45) days as to the Offered Partnership Units for which the Cash Purchase Price will be paid), and (ii) the first (1st) business day after the expiration or termination of the waiting period applicable to each Exercising Partner, if any, under the Hart-Scott Act.

          (b) If applicable, the Closing Notice shall (i) specify the Partnership's election to pay the Cash Purchase Price for some or all of the Offered Partnership Units and (ii) set forth the computation of the Cash Purchase Price to be paid by the Partnership to such Exercising Partner(s). The Cash Purchase Price shall be paid by wire transfer of immediately available funds to such account of the Exercising Partner as is designated in the Conversion Exercise Notice.

     6.   Assumption by the General Partner and/or Weeks LP Holdings.
          ----------------------------------------------------------
Notwithstanding anything in this Exhibit D to the contrary, the General Partner, Weeks LP Holdings or any combination thereof (an "Assumer" or, collectively, the "Assumers") may, in the sole and absolute discretion of the General Partner, assume directly and satisfy the exercise of a Right by paying the Electing Partner the Redemption Price. In such event, the Assumers shall acquire the Offered Partnership Units and shall be treated for all purposes of this Agreement as the owner of such Partnership Units, which shall be held by the Assumers in their respective existing capacities as general partner or Limited Partners, as the case may be. In the event the General Partner shall exercise the Assumers' right to satisfy a Right in the manner described in this Paragraph 6, the Partnership shall have no obligation to pay any amount to the Exercising Partner with respect to such Exercising Partner's exercise of a Right; provided, however, that the Partnership shall remain liable to the Exercising Partner to the extent that any such Exercising Partner's Right is not fully satisfied; and each of the Exercising Partner, the Partnership, and the Assumers shall treat the transaction between the Assumers and the Exercising Partner as a sale of the Exercising Partner's Partnership Units to the Assumers for federal income tax purposes. To the extent the Assumers elect to pay the Stock Purchase Price, they shall obtain the necessary shares of Common Stock in exchange for the issuance of additional capital stock to Weeks. Each Exercising Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of Common Stock upon exercise of a Right.

     7.   Closing Deliveries.  At the closing, payment of the Redemption Price
          ------------------
shall be accompanied by proper instruments of transfer and assignment for the Offered Partnership Units and by the delivery of (i) representations and warranties of (A) the Exercising Partner with respect to its due authority to sell all of the right, title and interest in and to the Offered Partnership Units and with respect to the status of the Offered Partnership Units being sold, free and clear of all Liens, and (B) the Partnership or the Assumers, as applicable, with respect to due authority for the redemption or purchase of such Offered Partnership Units, and (ii) to the extent that shares of Common Stock are issued in payment of the Stock Purchase Price, (A) an opinion of counsel for Weeks, reasonably satisfactory to the Exercising Partner(s), to the effect that such shares of Common Stock have been duly authorized, are validly issued, fully-paid and nonassessable, and (b) a stock certificate or certificates evidencing the Common Stock to be issued and registered in the name of the Exercising Partner(s) or its (their) designee.

     8.   Covenants of Weeks.  To facilitate the Partnership's and the Assumers'
          ------------------
ability to fully perform their obligations hereunder, Weeks covenants and agrees as follows:

          (a) At all times during the pendency of the Rights, Weeks shall reserve for issuance such number of shares of Common Stock as may be necessary to enable Weeks to issue shares of Common Stock in full payment of the Stock Purchase Price in regard to all Partnership Units that are from time to time outstanding and with respect to which Rights exist.

          (b) During the pendency of the Rights, the Limited Partners shall receive in a timely manner all communications transmitted from time to time by Weeks to its shareholders generally.

     9.   Limited Partners' Covenants.  Each Limited Partner covenants and
          ---------------------------
agrees that all Offered Partnership Units tendered in accordance with the exercise of Rights shall be delivered free and clear of all Liens. Should any Liens exist or arise with respect to such Offered Partnership Units, neither the Assumers nor the Partnership shall be under any obligation to redeem or acquire the same unless, in connection therewith, the General Partner has elected to pay a portion of the Redemption Price in the form of the Cash Purchase Price in circumstances in which such Cash Purchase Price will be sufficient to cause such existing Lien to be discharged in full upon application of all or a part of the Cash Purchase Price. The Partnership and the Assumers are expressly authorized to apply such portion of the Cash Purchase Price as may be necessary to discharge such Lien in full. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Offered Partnership Units to the Partnership or the Assumers, such Limited Partner shall assume and pay such transfer tax.

     10.  Antidilution Provisions
          -----------------------

          (a) The Conversion Factor shall be subject to adjustment from time to time effective upon the occurrence of the following events and shall be expressed as a percentage, calculated to the nearest one-thousandth of one percent (.001%):

               (i) In case Weeks shall pay or make a dividend or other distribution on any class of stock of Weeks in shares of Common Stock, the Conversion Factor in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased in proportion to the increase in outstanding shares of Common Stock resulting from such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the record date fixed for such dividend or other distribution.

               (ii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares, the Conversion Factor in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Factor in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (b) In case Weeks shall issue rights, options or warrants to all holders of its shares of Common Stock entitling them to subscribe for or purchase Common Stock or other securities convertible into shares of Common Stock at a price per share less than the Current Per Share Market Price as of the day before the "ex date" with respect to the issuance or distribution, each Limited Partner holding Rights shall be entitled to receive such number of such rights, options or warrants, as the case may be, as he would have been entitled to receive had he exercised all of his then existing Rights immediately prior to the record date for such issuance by Weeks. The term "ex date" shall mean the first date on which shares of Common Stock trade regular way without the right to receive such issuance or distribution.

          (c) In case the shares of Common Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than subdivision or combination of shares described in subparagraph (a) (ii) of this Paragraph), then and in each such event the Limited Partners holding Rights shall have the right thereafter to exercise their Rights for the kind and amount of shares and other securities and property that would have been received upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock with respect to which such Rights could have been exercised immediately prior to such reorganization, reclassification or change.

          (d) The General Partner may, but shall not be required to, make such adjustments to the number of shares of Common Stock issuable upon exercise of Rights, in addition to those required by this Paragraph 10, as the General Partner considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients. The General Partner shall have the power to resolve any ambiguity or correct any error in the adjustments made pursuant to this Paragraph and its actions in so doing shall be final and conclusive, absent manifest error by the General Partner in taking such action.

     11.  Fractions of Shares.  No fractional shares of Common Stock shall be
          -------------------
issued upon exercise of Rights. If Rights shall be exercised with respect to more than one Offered Partnership Unit at one time by the same Exercising Partner, the number of full shares of Common Stock comprising the Stock Purchase Price (or the cash equivalent amount thereof to the extent the Cash Purchase Price is paid) shall be computed on the basis of the aggregate number of Offered Partnership Units. Instead of any fractional share of Common Stock that would otherwise be issuable upon exercise of Rights, the Partnership or the Assumers shall pay a cash adjustment in respect of such fraction in an amount equal to the Cash Purchase Price computed hereunder for such fraction of a share.

     12.  Notice of Adjustments of Conversion Factor.  Whenever the Conversion
          ------------------------------------------
Factor is adjusted as herein provided:

          (a) the General Partner shall compute the adjusted Conversion Factor in accordance with Paragraph 10 hereof and shall prepare a certificate signed by the chief financial officer or the Treasurer of the General Partner setting forth the adjusted Conversion Factor and showing in reasonable detail the facts upon which such adjustment is based; and

          (b) notice stating that the Conversion Factor has been adjusted and setting forth the adjusted Conversion Factor shall forthwith be mailed by the General Partner to all holders of Rights at their last addresses on record under this Agreement.

     13.  Notice of Certain Corporate Actions.
          -----------------------------------

In case:
          (a) Weeks shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash; or

          (b) Weeks shall authorize the granting to the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of stock of any class or of any other rights; or

          (c) of any reclassification of the shares of Common Stock (other than a subdivision or combination of its outstanding Common Stock, or of any consolidation, merger or share exchange to which Weeks is a party and for which approval of any shareholders of Weeks is required), or of the sale or transfer of all or substantially all of the assets of Weeks; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of Weeks;

then the General Partner shall cause to be mailed to all holders of Rights at their last addresses on record under this Agreement, at least 20 days (or 12 days in any case specified in clause (a) or (b) above) prior to the applicable record date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, or (ii) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up.

     14.  Provisions in Case of Consolidation, Merger or Sale of Assets.
          -------------------------------------------------------------

     In case of any consolidation of Weeks with, or merger of Weeks into, any other Person, any merger or consolidation of another Person into Weeks (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), any acquisition of the outstanding Common Stock by share exchange, or any sale or transfer of all or substantially all of the assets of Weeks, the Person formed by such consolidation or resulting from such merger or that acquires the outstanding Common Stock or such assets of Weeks as the case may be, shall execute and deliver to each holder of Rights an agreement providing that such holder shall have the right thereafter, during the period such rights shall be exercisable (which shall be at least as long as the period for which the Rights can be exercised under the other provisions of this Agreement), to exercise the Rights for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, share exchange, sale or transfer by a holder of the number of shares of Common Stock for which the Rights might have been exercised immediately prior to such consolidation, merger, share exchange, sale or transfer, assuming both that (a) such holder of shares of Common Stock is not a Person with which Weeks consolidated or into which Weeks merged or that merged into Weeks, or that acquired the outstanding Common Stock by share exchange, or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person, and that (b) such holder does not exercise his right of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, share exchange, sale or transfer (provided that if the kind or amount of securities, cash and other property
 --------
receivable upon such consolidation, merger, share exchange, sale or transfer is not the same for each share of Common Stock in respect of which such right of election, if any, is not exercised ("non-electing Share"), then for the purpose of this Paragraph 14, the kind and amount of securities, cash and other property receivable upon such consolidation, merger, share exchange, sale or transfer by each non-electing Share shall be deemed to be the kind and amount so receivable per non-electing Share by a plurality of the non-electing Shares). Such agreement shall provide for adjustments that, for events subsequent to the effective date of such agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Exhibit D.

     The above provisions of this Paragraph 14 shall similarly apply to successive consolidations, mergers, sales or transfers.

                                  SCHEDULE 1

                          CONVERSION EXERCISE NOTICE
                          --------------------------


To:  Weeks Realty, L.P.


     Reference is made to that certain Third Amendment (the "Third Amendment") to the Third Amended and Restated Agreement of Limited Partnership of Weeks Realty, L.P. (the "Partnership"). Capitalized terms used but not defined herein shall have the meanings set forth in Third Amendment. Pursuant to Exhibit D to the Third Amendment, the undersigned, being a limited partner of the Partnership (an "Exercising Partner"), hereby elects to exercise its Rights as to the number of Offered Partnership Units specified opposite its name below:



                                              Number of Offered
Exercising Limited Partner                    Partnership Units
--------------------------                    -----------------



                                    ________________________________
                                    Signature of Exercising Limited Partner

                                    Date:___________________________

                                  SCHEDULE 2

                                CLOSING NOTICE
                                --------------



To:  Exercising Limited Partner(s)


     Reference is made to that certain Third Amendment (the "Third Amendment") to the Third Amended and Restated Agreement of Limited Partnership of Weeks Realty, L.P. (the "Partnership"). Capitalized terms used but not defined herein shall have the meaning set forth in Third Amendment. The closing of the redemption of the Offered Partnership Units shall occur at _______, ________, Georgia, on ___________. Pursuant to Exhibit D to the Third Amendment, the Partnership hereby notifies the Exercising Partner(s) that it has elected to pay the Cash Purchase Price to the Exercising Partner(s) for the number of Offered Partnership Units set forth below, and that the computation of the Cash Purchase Price is set forth on an attachment hereto



                         NUMBER OF OFFERED              CASH PURCHASE
EXERCISING PARTNER(S)    PARTNERSHIP UNITS                 PRICE
---------------------    -----------------              -------------



                                    WEEKS REALTY, L.P.

                                    By: Weeks GP Holdings, Inc., General Partner

                                    By:___________________________

                                    Title:____________________

                                    Date:________________________________